UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2010

INTEGRAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-18603	52-1267968
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6721 Columbia Gateway Drive

Columbia, Maryland 21046

(Address of principal executive offices)

(443) 539-5008

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger to Acquire CVG, Incorporated

On March 5, 2010, Integral Systems, Inc., a Maryland corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) to acquire CVG, Incorporated (“CVG”) and simultaneously completed the transactions contemplated thereby. Under the terms of the Merger Agreement, Alpha Merger Corporation, a wholly owned subsidiary of the Company, has merged with and into CVG (the “Merger”), with CVG continuing as the surviving corporation and a wholly owned subsidiary of the Company. The stockholders of CVG unanimously approved the Merger Agreement.

The total consideration to be paid by the Company, subject to certain adjustments and conditions in the Merger Agreement, will be $34,675,000, and will be paid as follows: (a) $28,174,226 to holders of shares of CVG common stock; (b) $2,825,774 to holders of options to purchase CVG common stock; (c) $2,675,000 to repay CVG’s outstanding debt obligations to certain principal stockholders; and (d) $1,000,000 to pay certain financial advisory fees owed by CVG as a result of the transaction. The consideration payable to each CVG stockholder (less any amount withheld and deposited in escrow, as discussed below) will be paid in cash upon receipt of a letter of transmittal from the stockholder and the surrender of CVG stock certificates. We expect that the payments to optionholders, repayment of CVG’s stockholder loans and payment of financial advisory fees owed by CVG will be made within the next five business days.

Of the consideration payable to CVG’s three principal stockholders, an aggregate of $5,000,000 will be deposited into an escrow fund and held for eighteen months as security for indemnification claims by the Company under the Merger Agreement. The Merger Agreement contains customary representations, warranties and covenants by CVG, as well as indemnification by CVG’s principal stockholders subject to the limitations contained in the Merger Agreement.

In connection with the execution of the Merger Agreement, three CVG employees have entered into employment agreements with the Company for a term of three years. In addition, the Company has entered into retention agreements with certain CVG employees, under which the Company could provide up to $1,260,000 in cash bonuses over the course of three years, conditioned on the employees’ continued employment with the Company.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1. The Merger Agreement contains representations and warranties made by the Company, CVG and CVG’s principal stockholders. These representations and warranties have been made solely for the benefit of the other parties to the Merger Agreement should not be relied upon by other persons, and are not intended to modify or supplement any factual disclosures about the Company contained in its public reports filed with the SEC; should not be treated as categorical statements of fact, but rather as a way of allocating risk between the parties; have in some cases been qualified by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement, which disclosures are not necessarily reflected in the Merger Agreement; may apply standards of materiality in a way that is different from what may be material to investors; and were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement and are subject to more recent developments.

Senior Secured Revolving Credit Facility

Also on March 5, 2010, the Company entered into a Credit Agreement (the “Credit Agreement”), among the Company, certain of its subsidiaries, the lenders from time to time party thereto, and Bank of America, N.A. (“Bank of America”), as Administrative Agent, Swing Line Lender and L/C Issuer. The Credit Agreement provides for a $55 million senior secured revolving credit facility (the “Facility”), including a sub-facility of $10 million for the issuance of letters of credit. The proceeds of the Facility will be used to (i) finance in part the acquisition of CVG, and all related transactions (ii) pay fees and expenses incurred in connection with such acquisition and all related transactions, (iii) repay amounts outstanding in respect of the Company’s existing credit facility with Bank of America, which facility was terminated concurrently with entry into the Credit Agreement, and (iv) provide ongoing working capital and for other general corporate purposes of the Company and its subsidiaries.

The Facility is secured by a lien on substantially all of the assets of the Company and its domestic subsidiaries, including CVG and its subsidiaries, and all of such subsidiaries are guarantors of the obligations of the Company under the Credit Agreement.

Any borrowings under the Facility will accrue interest at the one-month London Inter-Bank Offering Rate, plus a margin of 3% to 4% depending on the Company’s ratio (the “Leverage Ratio”) of funded debt to earnings before interest, taxes, depreciation and amortization.

The Credit Agreement requires the Company to comply with specified financial covenants, including the maintenance of a maximum Leverage Ratio of 2.5 to 1.0, a minimum ratio of current liquidity to funded debt of 1.25 to 1.0, and a minimum fixed charge coverage ratio of 1.5 to 1.0. The Credit Agreement contains customary covenants, including affirmative covenants that require, among other things, certain financial reporting by the Company, and negative covenants that, among other things, restrict the Company’s ability to incur additional indebtedness, incur encumbrances on assets, reorganize, consolidate or merge with any other company, and make acquisitions and stock repurchases. The Credit Agreement contains events of default, including a cross-default to other indebtedness of the Company. The availability of loans and letters of credit under the Facility is subject to customary conditions, including the accuracy of certain representations and warranties of the Company and the absence of any continuing default under the Credit Agreement.

The foregoing summary of the Facility and the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which will be filed with the Company’s quarterly report on Form 10-Q for the period ending March 26, 2010.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information in Item 1.01 of this Form 8-K under “Agreement and Plan of Merger to Acquire CVG, Incorporated” is hereby incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

The information in Item 1.01 of this Form 8-K under “Senior Secured Revolving Credit Facility” is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description

Exhibit 2.1*	Agreement and Plan of Merger, dated March 5, 2010, by and among Integral Systems, Inc., Alpha Merger Corporation, CVG, Incorporated, Dana H. Dalton, Olin Biddy and John J. Stover, and Olin Biddy, in his capacity as the initial Stockholder Representative.

Exhibit 99.1	Press Release, dated March 5, 2010.

*	The Company will furnish to the Commission, upon request, a copy of each schedule to this Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAL SYSTEMS, INC.

Dated: March 5, 2010	By:	/s/ William M. Bambarger, Jr.
		Name:	William M. Bambarger, Jr.
		Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 2.1*	Agreement and Plan of Merger, dated March 5, 2010, by and among Integral Systems, Inc., Alpha Merger Corporation, CVG, Incorporated, Dana H. Dalton, Olin Biddy and John J. Stover, and Olin Biddy, in his capacity as the initial Stockholder Representative.

Exhibit 99.1	Press Release, dated March 5, 2010.

*	The Company will furnish to the Commission, upon request, a copy of each schedule to this Agreement.